UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 20, 2012
(Date of Report (Date of Earliest Event Reported))

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2012, the board of directors of Sovran Self Storage, Inc. (the "Company"), upon recommendation of the Compensation Committee of the Company (the "Compensation Committee"), revised the Sovran Self Storage, Inc. Annual Incentive Compensation Plan for Executive Officers (the "Plan") which was initially adopted May 4, 2010.   The Plan was revised to add the office of Executive Chairman to the definition of Executive Officer in the Plan and Schedule A of the Plan was modified to provide that the Peer Companies Award Percentage be based upon Company performance compared to peer companies over the four calendar quarters ending with the third calendar quarter of the year.  Schedule A to the Plan had previously provided that such comparison be based upon four quarter performance in the calendar year.

The revised Plan, along with the modified Schedule A, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

The following Exhibits are filed herewith:

Exhibit No.	Description

10.1	Sovran Self Storage, Inc. Annual Incentive Compensation Plan for Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 21, 2012	SOVRAN SELF STORAGE, INC. By /s/ DAVID L. ROGERS Name: David L. Rogers Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Sovran Self Storage, Inc. Annual Incentive Compensation Plan for Executive Officers